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                                LEHMAN BROTHERS

                                                                   EXHIBIT 23(6)

                           CONSENT OF LEHMAN BROTHERS

     We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of our opinion dated on October 24, 1994 (and confirmed as of the date of the Joint Proxy Statement/Prospectus) to the Board of Directors of Anthem Electronics, Inc. attached as Exhibit B-2 to such Joint Proxy Statement/Prospectus and the references to such opinion therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations issued thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          LEHMAN BROTHERS

                                          By: /s/     J. STUART FRANCIS
                                            ------------------------------------
                                                     J. Stuart Francis